Exhibit 16.4
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                                                                  Grant Thornton

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member of
Grant Thornton International






February 3, 2003

                                                                        70-17462


Securities and Exchange Commission



Dear Sir or Madam:

Re:      Global Golf Holdings, Inc.(Formerly Forestindustry.com Inc.)
         File No. 0-26673

We have read Item 4 of the Form 8-K of Global Golf Holdings, Inc. dated February 3, 2003 and agree with the statements concerning our Firm contained therein.

Yours very truly,

/s/Grant Thornton LLP

CHARTERED ACCOUNTANTS


/ljm






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